SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported):  APRIL 14, 1997



                             THE PANDA PROJECT, INC.
             (Exact name of registrant as specified in its charter)

FLORIDA                            0-24030                    65-0323354
(State of other juris-             (Commission               (IRS Employer
diction of incorporation)          File Number)               Identification
                                                              Number)

901 YAMATO ROAD
BOCA RATON, FLORIDA                                                    33431
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:           (561) 994-2300





                         -------------------------------
          (Former name or former address, if changed since last report)


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Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                  (c)  EXHIBITS

EXHIBIT           DESCRIPTION OF EXHIBIT
-------------------------------------------------------------------------------

4.1               Form of 4% Subordinated
                  Convertible Debenture of the
                  Company

4.2               Form of Common Stock Purchase
                  Warrant Issued to Dusseldorf

99.1              Offshore Securities Subscription
                  Agreement dated April 2, 1997


Item 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

         On April 14, 1997, The Panda Project, Inc. (the "Company") completed a private placement of subordinated convertible debentures (the "Debentures") in the aggregate principal amount of $4,800,000.

         The Company plans to use the proceeds of this transaction to expand manufacturing capacity for the Company's VSPA semiconductor package and for working capital and general corporate purposes.

         In connection with the transaction, the Company paid a fee of $384,000 to Dusseldorf Securities Limited ("Dusseldorf"), of which $192,000 was paid in cash and the balance by the issuance to Dusseldorf of 30,918 shares of Common Stock (the "DSL Shares"). In addition, the Company agreed to issue to Dusseldorf and Jefferies & Company, Inc. ("Jefferies"), warrants (the "Warrants"), exercisable during the period beginning April 2, 1997 and ending April 2, 2002 to purchase 42,667 shares and 27,429 shares, respectively, of Common Stock of the Company ("Common Stock") at respective exercise prices of $6.75 and $7.00 per share. The Debentures, the DSL Shares and the Dusseldorf warrant have been issued pursuant to an exemption from registration under Regulation S under the Securities Act of 1933; such issuance was made solely to non-U.S. persons in an offshore transaction and resale of such securities is restricted in the manner provided in Regulation S.

         The principal amount of the Debentures is convertible into shares of Common Stock at a price equal to the lesser of $5.625 or 82% of the average closing bid price for the Common Stock for the five days preceding the date of conversion. Transfer of the Debentures and the shares issuable upon conversion thereof is prohibited until May 29, 1997 with respect to the first $2,400,000 of principal, and until June 13, 1997 with respect to the remaining $2,400,000 of principal, except pursuant to registration under the Securities Act of 1933 or an exemption therefrom. The Debentures bear interest at the rate of 4% per annum, payable in cash or Common Stock, and mature on April 2, 1999, at which time all outstanding principal and accrued but unpaid interest


                                      -2-
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shall be converted to Common Stock. Any conversion of the Debentures is subject to the condition that in no event shall the aggregate number of shares issuable upon conversion of the Debenture equal or exceed 2,071,249 shares, i.e. 20% of the Company's outstanding stock before the transaction. The Company shall have the right to redeem the Debentures with 60 days notice to the purchasers at a redemption price equal to 122% of the outstanding principal amount.

         In connection with this transaction, the Company has agreed to file a Registration Statement on Form S-3 with the Securities and Exchange Commission to effect the registration of the DSL Shares for resale. The Company has also agreed to effect the registration of the shares issuable upon conversion of the Debentures in the event of certain amendments to Regulation S and has granted certain piggyback registration rights to the holders of the Warrants.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             THE PANDA PROJECT, INC.

                                             By: /s/ C. DARYL HOLLIS
                                             ---------------------------
                                                 C. Daryl Hollis
Dated:  April 21, 1997                           Chief Financial Officer

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                   DESCRIPTION
-------                  -----------

4.1         Form of 4% Subordinated Convertible Debenture of the Company

4.2         Form of Common Stock Purchase Warrant Issued to Dusseldorf

99.1        Offshore Securities Subscription Agreement dated April 2, 1997